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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):November 29, 2001



                                BRIGHTPOINT, INC.
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             (Exact name of Registrant as specified in its charter)



          DELAWARE                   0-23494                 35-1778566
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(State or other jurisdiction       (Commission            (I.R.S. Employer
      of incorporation)            File Number)          Identification No.)



6402 Corporate Drive, Indianapolis, Indiana                     64278
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code: (317) 297-6100
                                                    --------------



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(Former name or former address, if changed since last report)



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Item 5.  Other Information

         On November 29, 2001, a complaint for a purported class action, captioned Andrew Weiss, Individually and on Behalf of All Others Similarly Situated, vs. Brightpoint, Inc., Robert J. Laikin and J. Mark Howell, asserted on behalf of all purchasers of publicly traded Brightpoint securities between January 28, 1999 and November 14, 2001, alleging violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by Brightpoint and two of its officers and directors and violations of Section 20(a) of the Exchange Act by the individual defendants, was filed in the United States District Court for the Southern District of Indiana, Indianapolis Division.

         The plaintiffs allege, among other things, the defendants concealed adverse material information and made or participated in the making of untrue statements of material facts and omitted to state material facts concerning the business, finances, financial condition, performance, operations, products and future prospects of Brightpoint. The plaintiffs seek compensatory damages, including interest, against all of the defendants and recovery of their reasonable litigation costs and expenses. Brightpoint disputes these claims and intends to vigorously defend itself in this matter.


Item 7.  Financial Statements, Pro forma Financial Information and Exhibits

(a)-(b) Not Applicable

(c) Exhibits

99.1  Cautionary Statements





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           BRIGHTPOINT, INC.
                                           (Registrant)

                                           By: /s/ Steven E. Fivel
                                              ----------------------------------
                                                   Steven E. Fivel
                                                   Executive Vice President and
                                                   General Counsel

Date:  December 7, 2001










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